Execution Version

PATENT LICENSE

THIS PATENT LICENSE (the “Agreement”) is made and entered into effective as of February 13, 2014 by and among:

DSS Technology Management, Inc., a Delaware corporation having its principal place of business located at 1650 Tyson’s Blvd., Suite 1580, Tyson’s Corner, VA 22102 (“Licensor”); and

Fortress Credit Co LLC, a Delaware limited liability company having its principal place of business located at 1345 Avenue of Americas, 46th Floor, New York, NY 10105 (“Licensee”).

Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, for good and valuable consideration, Licensor agreed to grant certain rights, including rights to license patents and patent applications, to the Licensee; and

WHEREAS, Licensor is the owner of certain patents and patent applications identified in Schedule A, which Schedule A shall be an integral part of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

1.	Definitions

1.1	“Affiliate” means with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (a) any officer or director or general partner of such specified Person, (b) any other Person of which such specified Person or any Affiliate (as defined in clause (a) above) of such specified Person shall, directly or indirectly, beneficially own either (i) at least 50% of the outstanding equity securities having the general power to vote or (ii) at least 50% of all equity interests, (c) any other Person directly or indirectly controlling such specified Person through a management agreement, voting agreement or other contract and (d) with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

1.2	“Licensed Patents” means the letters patent of the United States set forth on Schedule A, including all registrations and recordings thereof, all applications for letters patent of the United States or any other jurisdiction, all re-examination certificates and all utility models, including registrations, recordings and pending applications, and all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions claimed therein.

1.3	“Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof.

2.	License

Licensor hereby grants to Licensee a perpetual, non-exclusive, transferrable, sub-licensable, divisible, irrevocable, fully paid-up, royalty-free, and worldwide license to use the Licensed Patents, including, but not limited to, the rights to make, have made, market, use, sell, offer for sale, import, export and distribute the inventions disclosed in the Licensed Patents and otherwise exploit the Licensed Patents in any lawful manner in Licensee’s sole and absolute discretion..

3.	Representations, Warranties and Acknowledgements

3.1	Each Party represents, warrants and covenant to the other that the execution, delivery and performance of this Agreement is within each Party's powers and has been duly authorized.

3.2	Licensor hereby represents, warrants and covenant that it is the sole and exclusive owner of all rights, title and interest in and to the Licensed Patents.

3.3	EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE OR THAT ARISE BY COURSE OF DEALING OR BY REASON OF CUSTOM OR USAGE IN THE TRADE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

4.	Infringement

Upon request, Licensee shall notify Licensor of any infringement of the Licensed Patents by third parties of which Licensee become aware. Licensor shall have the sole right, at its expense, to bring any action on account of any such infringement of the Licensed Patents, and Licensee shall reasonably cooperate with Licensor, as Licensor may request and at Licensor’s expense, in connection with any such action brought by Licensor.

5.	Termination

5.1	The Parties may terminate this Agreement at any time by mutual written agreement executed by both Parties provided that any sublicenses granted prior to the termination of this Agreement shall survive according to the respective terms and conditions of such sublicenses.

5.2	The Agreement shall end after the later of (x) the expiration of the last Licensed Patent to expire and (y) the date on which all statutes of limitations have fully run for bringing infringement claims under the Licensed Patents. Breach(es), material or otherwise, of this Agreement by either Party or any other Person will not constitute grounds by which this Agreement may be terminated.

6.	Survival

Any rights and obligations which by their nature survive and continue after any expiration or termination of this Agreement will survive and continue and will bind the Parties and their successors and assigns, until such rights are extinguished and obligations are fulfilled.

7.	Statement of Intent With Respect to Bankruptcy

The Parties intend that the licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 111 U.S.C. § 101, et seq. (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code.

8.	Assignment

Licensee and each of its sublicensees may, without the consent of Licensor, assign any or all of their rights and interests, and delegate any or all of their obligations without restriction. The rights and obligations of the Parties hereto shall inure to the benefit of, and be binding and enforceable upon and by, the respective successors and assigns of the Parties.

9.	Entire Agreement and Construction

This Agreement constitutes the sole, final and entire understanding of the parties hereto concerning the subject matter hereof and all prior understandings having been merged herein, unless otherwise agreed to by the Parties in a separate agreement or documentation. This Agreement cannot be modified or amended except by a writing signed by the Parties hereto. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party.

10.	Severability

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.	Notices

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, or by overnight delivery service from a recognized carrier, to the respective Party as follows:

if to Licensor:

DSS Technology Management, Inc.

1650 Tyson’s Blvd., Suite 1580

Tyson’s Corner, VA 22102

Attn: CEO

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail

Raleigh, NC 27607

Attn: Zachary R. Bishop

if to Licensee:

Fortress Credit Co LLC

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: Constantine M. Dakolias

With a copy to:

Fortress Credit Co LLC

c/o Fortress Investment Group LLC

One Market Plaza

Spear Tower, 42nd Floor

San Francisco, CA 94105

Attention: James K. Noble III

or to such other address as the person to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

12.	Governing Law; Jurisdiction; Venue

This Agreement, and all claims arising hereunder or relating hereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware in the United States of America applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State that would result in the application of the laws of another jurisdiction. In any action or proceeding between either of the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the Parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts residing in the State of Delaware and (b) agrees that all claims in respect of such action or proceeding must be heard and determined exclusively in the state or federal courts in the State of Delaware. Each Party shall be entitled to seek injunctive or other equitable relief, without the posting of a bond, at any time (with or without delivering a demand notice) whenever the facts or circumstances would permit a Party to seek such equitable relief in a court of competent jurisdiction.

13.	Waiver

Except as otherwise provided herein, any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver; provided, however, that such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

14.	Counterparts

This Agreement may be executed in one or more counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which will be binding when received by the applicable Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Licensor:
DSS Technology Management, Inc.

/s/ Jeffrey Ronaldi
Authorized Signature

Jeffrey Ronaldi, Chief Executive Officer
Print Name and Title

Licensee:
Fortress Credit Co LLC

/s/ Constantine M. Dakolias
Authorized Signature

Constantine M. Dakolias, President
Print Name and Title

[Signature Page to Patent License]

Schedule A

Licensed Patents and Patent Applications

Patent Registrations:

owner	registration number	title
DSS Technology Management, Inc.	5,686,223	Method for Reduced Pitch Lithography
DSS Technology Management, Inc.	5,652,084	Method for Reduced Pitch Lithography
DSS Technology Management, Inc.	5,695,924	Metal Plug Local Interconnect
DSS Technology Management, Inc.	5,401,691	Method of Fabrication an Inverse Open Frame Alignment Mark
DSS Technology Management, Inc.	6,066,555	Method for Eliminating Lateral Spacer Erosion on Enclosed Contact Topographies During RF Sputter Cleaning
DSS Technology Management, Inc.	6,784,552	Structure Having Reduced Lateral Spacer Erosion
DSS Technology Management, Inc.	5,503,962	Chemical-Mechanical Alignment Mark and Method of Fabrication
DSS Technology Management, Inc.	5,675,178	No-Bond Integrated Circuit Inputs
DSS Technology Management, Inc.	5,913,712	Scratch Reduction in Semiconductor Circuit Fabrication Using Chemical-Mechanical Polishing

Patent Applications:

owner	Application number	title
DSS Technology Management, Inc.	08/361,595	Method for Reduced Pitch Lithography
DSS Technology Management, Inc.	08/510,717	Method for Reduced Pitch Lithography
DSS Technology Management, Inc.	08/561,951	Method for Plug Local Interconnect
DSS Technology Management, Inc.	08/512,771	Scratch Reduction in Semiconductor Circuit Fabrication Using Chemical-Mechanical Polishing